Exhibit 99.1

For Immediate Release

Mountain & Co. I Acquisition Corp. and Barça Media Announce Termination of Business Combination Agreement

Barcelona, Spain / New York, USA – June, 28 2024 – Mountain & Co. I Acquisition Corp. (“Mountain”) and FC Barcelona (“Barça”) jointly announce the termination of the Business Combination Agreement (“Agreement”) dated August 11, 2023. The decision to terminate the Agreement stems from the joint decision to focus on near-term business opportunities, which are best addressed in a private structure. The parties have agreed that Barça standalone, without Mountain, shall fully concentrate on leveraging such business opportunities, which are projected to substantially drive growth for Barça Media.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, that are based on beliefs and assumptions and on information currently available to MCAA and FC Barcelona. In some cases, you can identify forward-looking statements by the following words: “budget,” “may,” “will,” “could,” “would,” “should,” “forecast,” “future,” “might,” “outlook,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words. Any statements that refer to expectations, projections or other characterizations of future events or circumstances, including strategies or plans as they relate to the proposed transaction, are also forward-looking statements. These forward-looking statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Most of these factors are outside MCAA’s and FC Barcelona’s control and are difficult to predict. Forward-looking statements in this communication include, but are not limited to, statements regarding the identification of a target business and a potential business combination or other such transaction. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, those included under the heading “Risk Factors” in the annual report on Form 10-K for year ended December 31, 2023 of MCAA and in its subsequent quarterly reports on Form 10-Q and other filings with the SEC.